CSFB04-AR07 - Price/Yield - 4-A-1

Balance	$107,000,000	Delay	24	WAC(4)	5.109	WAM(4)	358
Coupon	4.6973	Dated	7/1/2004	NET(4)	4.7173	WALA(4)	2
Settle	7/30/2004	First Payment	8/25/2004

* PAYS GROUP NET WAC LESS [0.0200%] THROUGH MONTH 58, THEN NET WAC LESS [0.0200]%. EFFECTIVE NET MARGIN EQUALS APPROX. [2.065]% RUN TO EARLIEST OF BALLOON IN MONTH 58 AND 10% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

99-10+	4.8706	4.8879	4.8954	4.9075	4.9162	4.9300	4.9554	4.9876	5.0263	5.0678
99-14+	4.8261	4.8374	4.8423	4.8502	4.8559	4.8649	4.8814	4.9025	4.9276	4.9547
99-18+	4.7818	4.7871	4.7894	4.7931	4.7957	4.7999	4.8077	4.8177	4.8293	4.8418
99-22+	4.7375	4.7368	4.7365	4.7361	4.7357	4.7351	4.7341	4.7330	4.7312	4.7292
99-26+	4.6933	4.6867	4.6838	4.6792	4.6758	4.6705	4.6607	4.6486	4.6333	4.6169
99-30+	4.6492	4.6367	4.6312	4.6224	4.6161	4.6060	4.5874	4.5644	4.5357	4.5050
100-02+	4.6052	4.5867	4.5787	4.5658	4.5564	4.5417	4.5144	4.4804	4.4384	4.3933
100-06+	4.5613	4.5369	4.5263	4.5092	4.4970	4.4775	4.4415	4.3966	4.3413	4.2819
100-10+	4.5174	4.4872	4.4740	4.4528	4.4376	4.4134	4.3688	4.3130	4.2444	4.1708
100-14+	4.4737	4.4375	4.4219	4.3966	4.3784	4.3495	4.2963	4.2296	4.1478	4.0600
100-18+	4.4300	4.3880	4.3698	4.3404	4.3193	4.2858	4.2240	4.1465	4.0515	3.9495
100-22+	4.3864	4.3386	4.3179	4.2844	4.2603	4.2222	4.1518	4.0636	3.9554	3.8393
100-26+	4.3429	4.2893	4.2660	4.2285	4.2015	4.1587	4.0798	3.9808	3.8596	3.7294
100-30+	4.2994	4.2400	4.2143	4.1727	4.1428	4.0954	4.0080	3.8983	3.7639	3.6198
101-02+	4.2561	4.1909	4.1627	4.1170	4.0843	4.0322	3.9364	3.8160	3.6686	3.5104
101-06+	4.2128	4.1419	4.1111	4.0615	4.0258	3.9692	3.8649	3.7339	3.5735	3.4013
101-10+	4.1696	4.0929	4.0597	4.0060	3.9675	3.9063	3.7936	3.6520	3.4786	3.2926

WAL	3.17	2.78	2.64	2.43	2.31	2.13	1.86	1.61	1.37	1.19
Principal Window	Aug04 - May09	Aug04 - May09	Aug04 - May09	Aug04 - May09	Aug04 - May09	Aug04 - May09	Aug04 - May09	Aug04 - Jan09	Aug04 - May08	Aug04 - Nov07
Principal # Months	58	58	58	58	58	58	58	54	46	40

LIBOR_1MO	1.3900	1.3900	1.3900	1.3900	1.3900	1.3900	1.3900	1.3900	1.3900	1.3900
LIBOR_6MO	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700
LIBOR_1YR	2.2838	2.2838	2.2838	2.2838	2.2838	2.2838	2.2838	2.2838	2.2838	2.2838
CMT_1YR	1.984	1.984	1.984	1.984	1.984	1.984	1.984	1.984	1.984	1.984

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

July 15, 2004

SALE - SUBJECT TO 5% VARIANCE